                                                                    EXHIBIT 10.1

                      FIFTH AMENDMENT TO LICENSE AGREEMENT


         THIS FIFTH AMENDMENT TO LICENSE AGREEMENT ("Fifth Amendment") is made and entered into this 30th day of March, 2001, effective as of December 31, 2000, by and between KOSS CORPORATION, a Delaware corporation ("LICENSOR"), and JIANGSU ELECTRONICS INDUSTRIES LIMITED, a British Virgin Islands company ("LICENSEE").

                                    RECITALS

         WHEREAS, LICENSOR and LICENSEE (by way of assignment) are parties to a certain License Agreement between LICENSOR and Trabelco N.V. dated November 15, 1991 ("Original License Agreement"), as amended by an Amendment to License Agreement dated November 15, 1991 ("First Amendment"), a Second Amendment to License Agreement dated September 29, 1995 ("Second Amendment"), a Third Amendment and Assignment of License Agreement dated as of March 31, 1997 ("Third Amendment"), and a Fourth Amendment to License Agreement dated May 29, 1998 ("Fourth Amendment") (the Original License Agreement, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment are hereinafter collectively referred to as the "License Agreement"); and

         WHEREAS, the parties now desire to further amend certain terms and provisions of the License Agreement as hereinafter provided; and

         WHEREAS, as an inducement to LICENSOR to amend the License Agreement and enter into this Fifth Amendment, Orient Power Holdings Limited, a Bermuda company ("Orient Power"), desires to reaffirm its guarantee of the obligations of LICENSEE under the License Agreement and this Fifth Amendment by executing the Consent of Guarantor in the form of EXHIBIT F attached hereto.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 1.2 of the License Agreement (as amended by the Fourth Amendment) is hereby deleted in its entirety and the following inserted in its place:


              1.2 "Products" mean the consumer electronic products of LICENSEE set forth in EXHIBIT B hereto, subject to any limitations referenced in the License Agreement or this Fifth Amendment (including but not limited to Section 18.6 and EXHIBIT B) and the additional limitation that those Products not sold by LICENSEE in every country in the Territory, bearing any of the Licensed Trademarks, by December 31, 2001, shall be deleted from EXHIBIT B as of January 1, 2002, with respect to those countries in the Territory where such Products were not sold by December 31, 2001, and as of that date such Products shall not be considered to be part of the License Agreement or this Fifth Amendment with respect to those countries in the Territory where such

                   Products were not so sold. A sale for the purpose of this
                   Section 1.2 shall be a sale in the normal course of business, and not merely to preserve any rights under the License Agreement or this Fifth Amendment. Minimum Royalties shall not be affected by the deletion of any Products from the License Agreement or this Fifth Amendment.

                   "Core Products" shall mean the following Products set forth on Exhibit B hereto:

                        Non-mobile clock radios;

                        Non-mobile AM/FM radios (excluding clock radios and audio systems incorporating clock radios) without a cassette or compact disc player;

                        Non-mobile audio systems of any nature (excluding clock radios and audio systems incorporating clock radios) with a cassette player but without a compact disc player; and

                        Non-mobile audio systems of any nature (excluding clock radios and audio systems incorporating clock radios) with a compact disc player.

                   "Non-Core Products" shall mean all Products set forth on Exhibit B hereto that are not Core Products.

                   Any reference to non-mobile Products in this Section 1.2 or on any Exhibit hereto shall mean those products which are not designed for use in automobiles.

         2. Section 1.3 of the License Agreement is hereby deleted in its entirety and the following inserted in its place:

              1.3 "Licensed Products" mean all Products of LICENSEE which have any of the Licensed Trademarks affixed or attached thereto in any manner or which are advertised, promoted, distributed or sold in connection with the Licensed Trademarks.

         3. Section 1.4 of the License Agreement (as amended by the Fourth Amendment) is hereby deleted in its entirety and the following inserted in its place:

              1.4  "Territory" shall mean the United States, Canada, and Mexico.

         4.   The following Section 3.5 is hereby added to the License
Agreement:

              3.5 Upon written instructions from LICENSOR to LICENSEE to cease using any or all of the Licensed Trademarks in connection with any or all of the Products as a result of any actual or potential claim, suit, demand, or action relating to said use, LICENSEE shall immediately cease said use as so instructed. LICENSOR shall have the right to so instruct LICENSEE to so cease use of the Licensed Trademarks only if LICENSOR believes in good faith that LICENSEE'S continued use of the Licensed Trademarks could give rise to a claim, suit, demand, or action resulting in liability to LICENSOR.

         5. Section 7.1 of the License Agreement (as amended by the Second Amendment) is hereby deleted in its entirety and the following inserted in its place:

              7.1 During the term of the License Agreement (including this Fifth Amendment), LICENSEE will pay to LICENSOR as royalties ("Royalties") an amount equal to the sum of the respective percentage (as set forth on EXHIBIT B) of net sales of each category of the Licensed Products, less 2% of the itemized discounts, rebates and shipping costs as stated on LICENSEE's invoices regarding such sales of the Licensed Products (2% representing an average of such amounts), and as further exemplified on EXHIBIT D attached hereto. The term "net sales" with respect to each category of the Licensed Products shall be defined as the total amount invoiced by LICENSEE for sales of the Licensed Products in such category less the total amount of returns of the Licensed Products in such category, and shall include sales of the Licensed Products to LICENSOR as provided in Section 14.2 hereof. In calculating Royalties, no deduction shall be made for advertising allowances, uncollectible accounts or any other form of discount (other than volume rebates) which does not appear on the customer's invoice. Volume rebates allowed a customer will be credited on a separate invoice to the customer, and an annual adjustment of 2% of such rebates shall be made to the Royalties regarding all volume rebates allowed during the respective Contract Year.

         6. Section 7.3 of the License Agreement (as amended by the Third Amendment and the Fourth Amendment) is hereby deleted in its entirety and the following inserted in its place:

              7.3 LICENSEE shall pay to LICENSOR the following Minimum Royalties for the Contract Years set forth below:


                              Year                      Minimum Royalties
                              ----                      -----------------
                              2000                           $850,000
                              2001                           $500,000


                   If the sum of the total Royalties paid with respect to a Contract Year does not equal or exceed the Minimum Royalties for such Contract Year, the difference between the Minimum Royalties and the Royalties for such Contract Year shall be due and payable on each January 20 following such Contract Year.

         7. Section 7.6 of the License Agreement is hereby deleted in its entirety and the following inserted in its place:

              7.6 LICENSEE shall not have the automatic right and option of renewing the License Agreement (including this Fifth Amendment). The License Agreement and this Fifth Amendment, however, shall be renewed at the end of the Contract Year ending on December 31, 2000 for a period of one (1) year only, at which time, as of January 1, 2002, the License Agreement and this Fifth Amendment shall automatically expire and terminate (unless sooner terminated in accordance with the provisions of the License Agreement and this Fifth Amendment) unless LICENSOR and LICENSEE agree, by June 30, 2001, on the amount of Minimum Royalties to be paid by LICENSEE for the calendar year beginning January 1, 2002, in which case the License Agreement and this Fifth Amendment shall be renewed for the 2002 calendar year. Similarly, if LICENSOR and LICENSEE agree on the amount of Minimum Royalties to be paid by LICENSEE for any subsequent calendar year by June 30 of the immediately preceding calendar year, and the License Agreement and this Fifth Amendment have not previously expired or terminated, the License Agreement and this Fifth Amendment shall be renewed for that subsequent calendar year only.

         8. Section 10.1 of the License Agreement (as amended by the Fourth Amendment) is hereby deleted in its entirety and the following inserted in its place:

              10.1 LICENSOR shall be required to file trademark applications and to seek trademark registrations for the Licensed Trademarks in the Territory in order to encompass the Non-Core Products, but only if specifically so requested in writing by LICENSEE. All costs and expenses (including reasonable attorneys' fees) associated with the preparation, filing, prosecution, registration and maintenance of such applications and registrations shall be paid by LICENSOR. LICENSEE shall cooperate with LICENSOR by providing necessary samples, invoices or other documents necessary to support all applicable applications and registrations for the Licensed Trademarks in connection with the Licensed Products.

                   If LICENSOR is unable to register or maintain its registrations for one or more of the Licensed Trademarks in connection with any Products in any jurisdictions in the Territory, then the parties agree to negotiate in good faith a mutually acceptable resolution with respect to such jurisdictions, with the understanding that neither LICENSOR nor LICENSEE shall have any liability to the other for such inability to register or to maintain such registrations for any such trademarks; provided, however, that if any trademark application or registration for Core Products is successfully opposed in the United States or Canada, and as a result of such successful opposition LICENSEE is prohibited, pursuant to a final, non-appealable order from a court of competent jurisdiction, from selling Core Products in either the United States or Canada, then LICENSOR shall reimburse LICENSEE for the amount of Royalties theretofore paid by LICENSEE relating to the sale of the prohibited Core Products only, in the prohibited jurisdiction of the United States and/or Canada only, during the three (3) year period immediately preceding such prohibition, subject to the following limitations on such reimbursements: (i) all such reimbursements shall not exceed a total of Three Million Dollars ($3,000,000) for all prohibited sales of Core Products in both jurisdictions, (ii) LICENSOR shall not be required to make any such reimbursement to LICENSEE if any such successful opposition and subsequent prohibition in either jurisdiction would not have occurred if LICENSOR had not lost any trademark rights due to LICENSEE's non-use or misuse of any of the Licensed Trademarks, and (iii) LICENSOR shall not be required to make any such reimbursement to LICENSEE in the event LICENSEE is prohibited from selling any Non-Core Products in either jurisdiction. LICENSEE shall be permitted to terminate the License Agreement and this Fifth Amendment if LICENSEE's total net sales of Core Products in the Territory decrease by ten percent (10%) or more and such decrease is the direct result of a successful opposition, cancellation or infringement action prohibiting the use of the Licensed Trademarks in connection with the Core Products in the Territory; provided, however, that LICENSEE shall not be able to so terminate the License Agreement and this Fifth Amendment if any opposition, cancellation or infringement action resulting in any such prohibition as to use would not have occurred if LICENSOR had not lost any trademark rights due to LICENSEE's non-use or misuse of the Licensed Trademarks.

         9.   Section 11 of the License Agreement is hereby amended as follows:

              The heading for Section 11 of the License Agreement is hereby deleted in its entirety and the following inserted in its place:

              11.  REPRESENTATIONS AND INDEMNITIES; LIMITATIONS OF LIABILITY.


              Section 11.1 of the License Agreement (as amended by the Fourth Amendment) is hereby deleted in its entirety and the following inserted in its place:

              11.1 LICENSOR represents that, as of the date of this Fifth
                   Amendment, LICENSOR owns at least one application or registration for at least one of the Licensed Trademarks in each jurisdiction in the Territory. Listed in EXHIBIT E to the License Agreement are, as of the date of this Fifth Amendment, LICENSOR's trademark registrations relating to the License Agreement for the Licensed Trademarks in the Territory. If LICENSEE complies with the notice, cooperation and assistance requirements of this

                   Section 11.1, LICENSOR agrees to indemnify LICENSEE, its parent, subsidiaries and affiliates, and all officers, directors, agents and employees thereof, and any of them, from any and all expenses, damages, claims, suits, actions, judgments and costs whatsoever (including reasonable attorneys' fees) (collectively, "Damages") which LICENSEE may hereinafter incur, suffer or be required to pay in connection with any third-party claim, suit or action resulting from the use by LICENSEE of the Licensed Trademarks on the Core Products in the Territory in accordance with the License Agreement and this Fifth Amendment (collectively, "Third-Party Claim"); provided, however, that LICENSOR's obligation to so indemnify LICENSEE (i) shall not apply to any Damages incurred by LICENSEE as a result of LICENSEE's non-use or misuse of any of the Licensed Trademarks, (ii) shall not include any Damages attributable to LICENSEE's failure to cease using the Licensed Trademarks, pursuant to LICENSOR's written instructions, as a result of any actual or potential Third-Party Claim, (iii) shall not result in any liability to LICENSOR in excess of the amount of Royalties paid by LICENSEE during the three (3) year period immediately preceding initiation of the Third-Party Claim for sales of only Core Products in those countries in which a final settlement or a final, non-appealable order has been entered against LICENSEE relating to LICENSEE'S use of the Core Products in the Territory, and (iv) shall not include any Damages which are attributable to any Non-Core Products. NOTWITHSTANDING ANY PROVISIONS IN THE LICENSE AGREEMENT OR THIS FIFTH AMENDMENT TO THE CONTRARY, THE INDEMNIFICATION OBLIGATIONS OF LICENSOR SHALL ONLY COVER ACTUAL, OUT-OF-POCKET DAMAGES INCURRED BY LICENSEE IN CONNECTION WITH A FINAL SETTLEMENT INVOLVING LICENSEE, OR A FINAL, NON-APPEALABLE ORDER AGAINST LICENSEE, ARISING OUT OF A THIRD-PARTY CLAIM, BUT SHALL NOT INCLUDE ANY INCIDENTAL, CONSEQUENTIAL (INCLUDING, BUT NOT LIMITED TO, LOSS OF ACTUAL OR ANTICIPATED PROFITS OR REVENUES), INDIRECT, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES INCURRED BY LICENSEE. LICENSEE SHALL GIVE LICENSOR PROMPT WRITTEN NOTICE, COOPERATION AND ASSISTANCE IN CONNECTION WITH ANY THIRD-PARTY CLAIM, AND LICENSOR SHALL HAVE COMPLETE CONTROL OVER THE DEFENSE AND SETTLEMENT THEREOF.

              The following Section 11.4 is hereby added to the License
Agreement:

              11.4 Notwithstanding any other provisions of, and without
                   diminishing any liabilities or obligations of LICENSEE under, the License Agreement or this Fifth Amendment, LICENSOR shall have no liability or obligation to LICENSEE whatsoever arising out of the License Agreement or this Fifth Amendment
                   (i) relating to LICENSEE'S sale or use of any Non-Core Products (including, without limitation, the royalty reimbursement obligations under Section 10.4 and the indemnification obligations under Section 11.1), or (ii) relating to any other liabilities or obligations incurred by

                   LICENSEE as a result of LICENSEE's use of the Licensed Trademarks, other than those liabilities or obligations of LICENSOR set forth in the License Agreement or this Fifth Amendment.

              The following Section 11.5 is hereby added to the License
Agreement:

              11.5 In the event LICENSEE requests LICENSOR to file trademark applications and seek trademark registrations in the Territory for the Non-Core Products, LICENSOR shall take the actions necessary to comply with such request. If LICENSOR is successful in obtaining trademark registrations for all Non-Core Products in all jurisdictions in the Territory, this Fifth Amendment shall be amended to delete the distinction between Core Products and Non-Core Products so that Non-Core Products are treated the same as Core Products under this Fifth Amendment. If LICENSOR is successful in obtaining trademark registrations for some (but not all) of the Non-Core Products in some (but not all) of the jurisdictions in the Territory, then the distinction between Core Products and Non-Core Products shall be deleted only for those Non-Core Products and for those jurisdictions in the Territory for which LICENSOR is successful in obtaining trademark registrations. LICENSEE shall cease all sale or use of the Licensed Trademarks on those Non-Core Products in those jurisdictions in which LICENSOR is not able to obtain trademark registrations.

         10. Sections 3.1, 5.3 and 11.2 of the License Agreement are hereby amended by adding the following sentence to the end of each of said Sections:

                   LICENSEE's obligations under this Section shall not be released or limited in any way as a result of LICENSOR's approval of Licensed Products, any packaging therefor, or any advertising relating thereto.

         11.  The License Agreement is hereby amended by adding the following
Section 18.6:

              18.6 LICENSEE shall not manufacture, distribute or sell (i) any speakers, except as a prepackaged component of an audio system that is commonly expected by the consuming public to include such speakers with such audio system, or (ii) any speaker accessories (including, but not limited to, AC or DC adaptors, mounting brackets, or assemblies, etc.), whether or not as part of a prepackaged component of an audio system that is commonly expected by the consuming public to include such speaker accessories with such audio system.

         12.  The License Agreement is hereby amended by adding the following
Section 18.7 to the License Agreement:

              18.7 The parties hereto agree that the License Agreement and this
                   Fifth Amendment have been jointly drafted by the parties, that the language used in the License Agreement and this Fifth Amendment reflect their mutual intent, and that no term or provision shall be construed more or less favorably to either party hereto on the grounds that it was drafted or authorized by such party.

         13. EXHIBIT B to the License Agreement (as amended by the Fourth Amendment) is hereby deleted in its entirety and the EXHIBIT B attached hereto shall be inserted in its place.

         14. EXHIBIT D to the License Agreement (as amended by the Fourth Amendment) is hereby deleted in its entirety and the EXHIBIT D attached hereto shall be inserted in its place.

         15. EXHIBIT E to the License Agreement (as amended by the Fourth Amendment) is hereby deleted in its entirety and the EXHIBIT E attached hereto shall be inserted in its place.

         16. Except as hereby amended, the License Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Fifth Amendment on the day and year first above written.

                                   KOSS CORPORATION


                              By:    Michael J. Koss
                                     ------------------------------------------

                         Print Name:
                                     ------------------------------------------

                              Title: CEO/President
                                     ------------------------------------------



                                   JIANGSU ELECTRONICS INDUSTRIES  LIMITED


                              By:    /s/ Poon Ka Hung
                                     ------------------------------------------

                         Print Name:
                                     ------------------------------------------

                              Title: Chief Executive Officer

                                     ------------------------------------------

                                    EXHIBIT B


         MOBILE PRODUCTS*                                                                        Royalty
         ---------------                                                                         -------
         Audio systems of any nature (excluding clock radios and audio systems                      2.0%
         incorporating clock radios) with a cassette player but without a compact disc player

         Audio systems of any nature (excluding clock radios and audio systems
         incorporating clock radios) with a compact disc player and/or a CD                         1.5%
         changer

         Power amplifiers                                                                           1.5%

         Power inverters                                                                            1.5%

         Receivers                                                                                  2.0%

         HOME AND PORTABLE PRODUCTS**                                                            Royalty
         ----------------------------                                                            -------
         Clock radios                                                                               2.0%

         AM/FM radios (excluding clock radios and audio systems incorporating
         clock radios) without a cassette or compact disc player                                    3.0%

         Audio systems of any nature (excluding clock radios and audio systems
         incorporating clock radios) with a cassette player but without a                           2.0%
         compact disc player

         Audio systems of any nature (excluding clock radios and audio systems
         incorporating clock radios) with a compact disc player and/or a CD                         1.5%
         changer

         Power amplifiers                                                                           1.5%

         Receivers                                                                                  2.0%

* All products listed under Mobile Products in this EXHIBIT B shall mean only those products which are designed for use in automobiles only.

** Home and portable products listed in this EXHIBIT B shall not include products designed for use in automobiles.

         LICENSEE shall not manufacture, distribute or sell (i) any speakers, except as a prepackaged component of an audio system that is commonly expected by the consuming public to include such speakers with such audio system, or (ii) any speaker accessories (including, but not limited to, AC or DC adaptors, mounting brackets, or assemblies, etc.), whether or not as part of a prepackaged component of an audio system that is commonly expected by the consuming public to include such speaker accessories with such audio system.

                                    EXHIBIT D

                   Calculation of Quarterly Royalties Payment


                                        Total Sales         Returns           Net Sales        Royalty Rate    Subtotal
                                        -----------         -------           ---------        ------------    --------

MOBILE PRODUCTS*
---------------

Audio systems of any nature             ___________       _____________       ___________          2.0%       _________
(excluding  clock radios and
audio  systems  incorporating
clock radios) with a cassette
player but without a compact
disc player

Audio systems of any nature             ___________       _____________       ___________          1.5%       _________
(excluding  clock radios and audio
systems  incorporating  clock radios)
with a compact disc player and/or
a CD changer

Power Amplifiers                        ___________       _____________       ___________          1.5%       _________


Power Inverters                         ___________       _____________       ___________          1.5%       _________


Receivers                               ___________       _____________       ___________          2.0%




                                        Total Sales         Returns           Net Sales       Royalty Rate    Subtotal
                                        -----------         -------           ---------       ------------    --------

HOME AND PORTABLE PRODUCTS**
--------------------------

Clock Radios                            ___________       _____________       ___________           2.0%      _________


AM/FM radios (excluding clock           ___________       _____________       ___________           3.0%      _________
radios and audio systems incorporating
clock radios) without a cassette or
compact disc player

Audio systems of any nature             ___________       _____________       ___________           2.0%      _________
(excluding clock radios and audio
systems incorporating clock radios)
with a cassette player but without
a compact disc player

Audio systems of any nature             ___________       _____________       ___________           1.5%      _________
(excluding clock radios and audio
systems incorporating clock radios)
with a compact disc player and/or
a CD changer

Power Amplifiers                        ___________       _____________       ___________           1.5%      _________


Receivers                               ___________       _____________       ___________           2.0%      _________


                                                                                                    Subtotal  $________
                Subtotal                                             $___________

                Less 2% of itemized discounts, rebates
                and shipping costs                                   (___________)

                ROYALTIES PAYMENT                                    $___________



* All products listed under Mobile Products in this EXHIBIT D shall mean only those products which are designed for use in automobiles only.

** Home and portable products listed in this EXHIBIT D shall not include products designed for use in automobiles.

                                    EXHIBIT E

                                  UNITED STATES
KOSS (Plain Block Letters)         Registered                 Registration No. 1,821,035
KOSS (Stylized)                    Registered                 Registration No. 1,850,556
KOSS & Design                      Registered                 Registration No. 2,070,098


                                     CANADA
KOSS (Plain Block Letters)         Registered                 Registration No. 454,503
KOSS (Stylized)                    Registered                 Registration No. 454,504
KOSS & Design                      Registered                 Registration No. 454,505


                                     MEXICO
KOSS (Plain Block Letters)         Registered                 Registration No. 442439
KOSS (Stylized)                    Registered                 Registration No. 514637
KOSS & Design                      Registered                 Registration No. 516421

                                    EXHIBIT F

                              CONSENT OF GUARANTOR

         The undersigned, Orient Power Holdings Limited, a Bermuda company ("Orient Power"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consents to the foregoing Fifth Amendment to License Agreement ("Fifth Amendment") and reaffirms its guarantee of the performance by Jiangsu Electronics Industries Limited ("Jiangsu Electronics") or any sublicensee of Jiangsu Electronics (Jiangsu Electronics and any sublicensee are hereinafter collectively referred to as "Jiangsu") of all of Jiangsu's obligations under (a) the Fifth Amendment and (b) that certain License Agreement between Koss Corporation, as Licensor, and Trabelco N.V., as Licensee, dated November 15, 1991, as amended by an Amendment to License Agreement dated November 15, 1991, and a Second Amendment to License Agreement dated September 29, 1995, and a Third Amendment and Assignment of License Agreement dated as of March 31, 1997 between Trabelco N.V., Jiangsu Electronics, Hagemeyer Electronics (N.A.), Inc., Hagemeyer Consumer Products, Inc. d/b/a/ Koss Electronics Products, KCP Limited and Koss Corporation, and a Fourth Amendment to License Agreement dated May 29, 1998 (collectively, that certain License Agreement and the amendments thereto are hereinafter collectively referred to as the "License Agreement"). Orient Power also guarantees the payment to Koss Corporation of any and all amounts owed to Koss Corporation by Jiangsu under the Fifth Amendment and the License Agreement, including but not limited to, the royalty obligations and indemnity obligations of Jiangsu thereunder.

                          ORIENT POWER HOLDINGS LIMITED



Dated: ___________________     By: ___________________________________________

                             Name: ___________________________________________

                            Title: ___________________________________________